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                                                                    EXHIBIT 11.1

                       COMPUTATION OF PER SHARE EARNINGS



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
                                                                      Three months ended
                                                                           March 31,
                                                                      -------------------
                                                                       1998        1997
                                                                      -------     -------
 Basic

      Average shares outstanding ................................      10,308       7,000
                                                                      -------     -------

      Total .....................................................      10,308       7,000

      Net income (loss) .........................................     $ 2,319     $(3,495)
                                                                      =======     =======

      Per share amount ..........................................     $   .22     $  (.50)
                                                                      =======     =======

 Diluted

      Average shares outstanding ................................      10,308       7,000

      Net effect of dilutive stock options based on the
         treasury stock method using the average market price ...       1,413        --
                                                                      -------     -------

      Total .....................................................      11,721       7,000
                                                                      =======     =======

      Net income (loss) .........................................     $ 2,319     $(3,495)
                                                                      =======     =======

      Per share amount ..........................................     $   .20     $  (.50)
                                                                      =======     =======
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